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                                                                     Exhibit 3.4


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              MKS INSTRUMENTS, INC.

                                    ARTICLE I

                 NAME, LOCATION, CORPORATE SEAL, AND FISCAL YEAR

         Section 1. NAME. The name of the corporation is MKS Instruments, Inc.

         Section 2. LOCATION. The principal office of the corporation in Massachusetts shall be located at the place set forth on the form of the Articles of Organization or on a certificate filed with the State Secretary. The Board of Directors may change the location of the principal office in Massachusetts and establish such other offices as it deems appropriate.

         Section 3. CORPORATE SEAL. Except as otherwise determined from time to time by the Board of Directors, the fiscal year of the corporation shall in each year end on December 31.

                                   ARTICLE II

                                  STOCKHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of stockholders shall be held within six months after the end of each fiscal year of the corporation on a date to be fixed by the Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Board of Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

         Section 2. BUSINESS AT ANNUAL MEETINGS. Except as otherwise provided by law, at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the



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notice of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.

         For business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Clerk of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. No later than the tenth day following the date of receipt of a stockholder notice pursuant to this Section 2, the Chairman of the Board of Directors of the corporation shall, if the facts warrant, determine and notify in writing the stockholder submitting such notice that such notice was not made in accordance with the time limits and/or other procedures prescribed by these By-Laws. If no such notification is mailed to such stockholder within such ten-day period, such stockholder notice containing a matter of business shall be deemed to have been made in accordance with the provisions of this
Section 2. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.

         Section 3. SPECIAL MEETINGS. Special meetings of stockholders may be called by the President or by the Board of Directors. In addition, upon written application of one or more stockholders who are entitled to vote and who hold at least the Required Percentage (as defined below) of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer.

         For purposes of this Section 3, the "Required Percentage" shall be (i) 10% at any time at which the corporation shall not have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) 40% at any time at which the corporation shall have a class of voting stock registered under the Exchange Act.


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         Any request for a call of a special meeting of stockholders (a "Call")
by the holders of the Required Percentage of the capital stock entitled to vote at the meeting (the "Voting Stock") shall be governed by and subject to the following:

                  (a) Any stockholder of record seeking to solicit requests for a Call pursuant to this Section 3 shall so notify the corporation in writing to the Clerk of the corporation and such written notification shall set forth the reason or reasons for the Call and the purpose of such special meeting.

                  (b) No solicitation of stockholder requests for a Call (a "Call Solicitation") may be commenced (i) before the Call Request Record Date (as defined in paragraph (c) of this Section 3) or (ii) during the period of 90 days following the most recent meeting of the stockholders of the corporation.

                  (c) In order that the corporation may determine the stockholders entitled to request a Call, the Board of Directors of the corporation shall fix a record date (the "Call Request Record Date"). Any stockholder of record seeking to solicit stockholder requests for a Call shall, with delivery to the corporation of the written information specified in paragraph (a), request in writing that the Board of Directors fix the Call Request Record Date. The Board of Directors shall, within 10 days after the date on which such request is received, adopt a resolution fixing the Call Request Record Date and such Call Request Record Date shall be not more than 10 days after the date upon which such resolution is adopted by the Board of Directors.

                  (d) All requests for a Call and revocations thereof shall be delivered to the corporation no later than the 30th day (the "Delivery Date") after the Call Request Record Date.

                  (e) Any stockholder may revoke a prior request for a Call or opposition to a Call by an instrument in writing delivered prior to the Delivery Date.

                  (f) Promptly after the Delivery Date, requests for a Call and revocations thereof shall be counted and verified by an independent party selected by the corporation.

                  (g) If, in response to any Call Solicitation, the holders of record of the Required Percentage of the Voting Stock as of the Call Request Record Date submit valid and unrevoked requests for a Call no later than the Delivery Date, the Board of Directors of the corporation shall fix a record date pursuant to Section 6 of Article V hereof and a meeting date for the special meeting; PROVIDED that the date to be fixed for such meeting shall be no earlier than 60 days or later than 90 days after the Delivery Date; and PROVIDED FURTHER that the Board of Directors shall not be obligated to fix a meeting date or to hold any meeting of stockholders within 60 days of the next scheduled meeting of the stockholders of the corporation.


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                  (h) In the absence of a quorum at any special meeting called pursuant to a Call Solicitation, such special meeting may be postponed or adjourned from time to time only by the officer of the corporation entitled to preside at such meeting.

         Section 4. TIME AND PLACE OF MEETINGS. All meetings of stockholders shall be held at a suitable time at the principal office of the corporation or at such other suitable place within Massachusetts or, to the extent permitted by the Articles of Organization, elsewhere in the United States, as shall be selected by the President or the Board of Directors in the case of an annual meeting and, in the case of a special meeting, by the President, the Board of Directors or the applying stockholders calling such meeting.

         Section 5. NOTICE OF MEETINGS. A written notice of each meeting of stockholders containing the place, date and hour, and the purposes for which it is to be held, shall be given by the Clerk or, in the case of the death, absence, incapacity, or refusal of the Clerk, by any other officer, at least seven days before the date of the meeting, to each stockholder entitled to vote at the meeting and to each stockholder who is otherwise entitled by law or by the Articles of Organization or these By-Laws to such notice, by leaving such notice with him or at his residence or usual place of business or by mailing it postage prepaid and addressed to each stockholder at his address as it shall appear in the stock and transfer records of the corporation. Notice of a meeting need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

         Section 6. QUORUM. The holder or holders of a majority in interest of all stock issued, outstanding, and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum, but the majority of a lesser interest so present may, from time to time, postpone to a new time or place any meeting and the postponed meeting may be held without further notice.

         Section 7. VOTING AND PROXIES. Each stockholder entitled to vote shall have one vote, to be exercised in person or by proxy, for each share of stock held by him, and a proportionate vote for a fractional share. When a quorum is present at any meeting the vote of the holders of a majority in interest of the stock represented which is entitled to vote and voting shall decide any matter properly brought before the meeting, except in the case of elections by stockholders, which shall be decided by a plurality of the votes cast by stockholders entitled to vote at the election, and except when a larger vote is required by law, the Articles of Organization or these By-Laws. No vote need be taken by ballot unless so requested by any stockholder entitled to vote thereon. Proxies must be in writing and filed with the clerk of the meeting before being voted. The person named in a proxy may vote at any


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adjournment of the meeting for which the proxy was given, but the proxy shall terminate after final adjournment of the meeting. No proxy dated more than six months before the meeting named in it shall be valid. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the corporation receives a specific notice to the contrary from any one of them. Inspectors of election, if any, shall be appointed by the Board of Directors or, in the absence of such appointment, by the officer presiding at any meeting of the stockholders.

         Section 8. ACTION BY CONSENT. Any action required or permitted to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent in writing to the action and such written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE III

                             THE BOARD OF DIRECTORS

         Section 1. NUMBER, ELECTION AND QUALIFICATION. The number of directors which shall constitute the whole Board of Directors shall be determined by vote of the stockholders or the Board of Directors, but shall consist of not less than three directors (except that whenever there shall be only two stockholders the number of directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one director). The number of directors may be decreased at any time and from time to time either by the stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. No director need be a stockholder of the corporation.

         Notwithstanding the foregoing provisions, if the corporation is a "registered corporation" within the meaning of Section 50A of the Massachusetts Business Corporation Law, as amended, and has not elected, pursuant to paragraph
(b) of such Section 50A, to be exempt from the provisions of Paragraph (a) of such Section 50A, then:

                           (i)    In accordance with paragraph (d), clause (iv)
of such Section 50A, the number of directors shall be fixed only by vote of the Board of Directors.

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                           (ii)   In accordance with paragraph (a) of such
Section 50A, the directors of the corporation shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; the term of office of those of the first class ("Class I Directors") to continue until the first annual meeting following the date the corporation becomes subject to such paragraph (a) and until their successors are duly elected and qualified; the term of office of those of the second class ("Class II Directors") to continue until the second annual meeting following the date the corporation becomes subject to such paragraph (a) and until their successors are duly elected and qualified; and the term of office of those of the third class ("Class III Directors") to continue until the third annual meeting following the date the corporation becomes subject to such paragraph (a) and until their successors are duly elected and qualified. At each annual meeting of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

         Section 2. ENLARGEMENT OF THE BOARD. The number of directors may be increased at any time and from time to time by a majority of the directors then in office. Notwithstanding the foregoing provisions, if the directors of the corporation are classified with respect to the time for which they severally hold office pursuant to paragraph (a) of Section 50A of the Massachusetts Business Corporation Law, as it may be amended from time to time, the Board of Directors may be enlarged only in accordance with the provisions of paragraph
(d) of such Section 50A.

         Section 3. TENURE. Except as otherwise provided by law, these By-Laws or the Articles of Organization, each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

         Section 4. VACANCIES. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors present at the meeting of directors at which a quorum is present. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified or until his earlier death, resignation or removal. Notwithstanding the foregoing provisions, if the directors of the corporation are classified with respect to the time for which they severally hold office pursuant to paragraph (a) of Section 50A of the Massachusetts Business Corporation Law, as it may be amended from time to time, any vacancy in the Board of Directors, however occurring, shall be filled solely in accordance with the provisions of paragraph (d) of such Section 50A.


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         Section 5.   RESIGNATION. Any director may resign by delivering his
written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         Section 6. REMOVAL. A director may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of directors. However, the directors elected by the holders of a particular class or series of stock may be removed from office with or without cause only by vote of the holders of a majority of the outstanding shares of such class or series. In addition, a director may be removed from office for cause by vote of a majority of the directors then in office. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. Notwithstanding the foregoing provision, if the directors of the corporation are classified with respect to the time for which they severally hold office pursuant to paragraph
(a) of Section 50A of the Massachusetts Business Corporation Law, as it may be amended from time to time, directors may only be removed for cause pursuant to paragraph (c) of such Section 50A.

         Section 7. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 7. Any such nomination by a stockholder shall be made pursuant to timely notice in writing to the Clerk of the corporation. To be timely, a stockholder's notice shall be delivered to the principal executive offices of the corporation not less than 30 days nor more than 90 days prior to the date of the meeting; PROVIDED, HOWEVER, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, timely notice by the stockholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the


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name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Clerk of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No later than the tenth day following the date of receipt of a stockholder nomination submitted pursuant to this Section 7, the Chairman of the Board of Directors of the corporation shall, if the facts warrant, determine and notify in writing the stockholder making such nomination that such nomination was not made in accordance with the time limits and/or other procedures prescribed by these By-Laws. If no such notification is mailed to such stockholder within such ten-day period, such nomination shall be deemed to have been made in accordance with the provisions of this Section 7.

         Section 8. POWERS. The business of the corporation shall be managed by a Board of Directors, who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

         Section 9. CHAIRMAN OF THE BOARD AND VICE-CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

         Section 10. REGULAR MEETINGS. Regular meetings of the Directors may be held without call or notice at such places, within or without Massachusetts, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice immediately after and at the same place as the annual meeting of stockholders.

         Section 11. SPECIAL MEETINGS. Special meetings of the Directors may be held at any time and place, within or without Massachusetts, designated in a call by the Chairman of the Board, President, Treasurer, two or more Directors or by one Director in the event that there is only a single Director in office.

         Section 12. MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or members of any committee designated by the Board of Directors may participate


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in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

         Section 13. NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of the Board of Directors shall be given to each director by the Clerk or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by notice given to such director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram or telex, or by delivering written notice by hand, to his last known business or written notice to his last known business or home address at least 72 hours in advance of the meeting. Notice need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior to the meeting or at its commencement the lack of notice to specify the purposes of the meeting. If notice is given in person or by telephone, an affidavit of the Clerk, officer or director who gives such notice that the notice has been duly given shall, in the absence of fraud, be conclusive evidence that such notice was duly given.

         Section 14. QUORUM. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

         Section 15. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws.

         Section 16. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all of the directors consent to the action in writing and such consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting.

         Section 17. COMMITTEES. The Board of Directors may, by vote of a majority of the directors then in office, elect from their number an executive committee or other committees and may by like vote delegate to committees so elected some or all of their powers to the extent permitted by law. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided by these By-Laws for the directors. The Board of Directors shall have the power at any time to fill vacancies in any such committee, to changes its membership


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or to discharge the committee.

         Section 18. COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. DESIGNATION AND QUALIFICATION. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers including one or more Vice Presidents, Assistant Treasurers and Assistant Clerks as the Board of Directors may elect. No officer need be a stockholder or a director. The Clerk shall be a resident of The Commonwealth of Massachusetts unless the corporation has a resident agent appointed to accept service of process. A person may hold more than one office at the same time provided that the President and Clerk may not be the same person except when there is only one stockholder. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Board of Directors may determine.

         Section 2. ELECTION AND TERM. The President, Treasurer and Clerk shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors and shall hold office until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified. All other officers may be elected by the Board of Directors at any time and shall hold office for such term as the Board of Directors determines.

         Section 3. PRESIDENT. The President shall be the chief executive officer of the corporation, except as the Board of Directors may otherwise provide, and shall have general supervision and control of the business of the corporation subject to the direction of the Board of Directors. The President shall also have such other powers and duties as the Board of Directors may decide. It shall be his duty, and he shall have the power, to see that all orders and resolutions of the directors are carried into effect. Unless the Board of Directors provides otherwise, the President or his designee shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. Unless otherwise directed by the Board of Directors, the President may on behalf of the corporation vote or consent to any action with respect to or in connection with any interest that the corporation may hold or have in any other corporation or in any partnership, joint venture, association, trust, proprietorship, business entity or common undertaking whatsoever, and may appoint


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any other person or persons to act as proxy or attorney-in-fact for the corporation, with or without power of substitution. The Board of Directors may from time to time confer like powers upon any other officer.

         Section 4. VICE PRESIDENT. The Vice President or Vice Presidents, if any, shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of his inability to act, the Vice President, if any, or, if there is more than one Vice President, the First Vice President, or, if no First Vice President has been designed, the Vice President senior in office, shall have and may exercise all the powers and duties of the President.

         Section 5. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have, subject to the direction of the Board of Directors, general charge of the financial affairs of the corporation and shall keep full and accurate records thereof, which shall always be open to the inspection of the President or of any director. He shall render to the President or to the Board of Directors, whenever either may require it, a statement of the accounts of his transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall perform such duties and have such powers additional to the foregoing as the directors may designate.

         Any Assistant Treasurer shall have such powers and duties as the Board of Directors may decide.

         Section 6. CLERK AND ASSISTANT CLERKS. The Clerk shall record in books kept for that purpose all votes, consents and the proceedings of all meeting of the stockholders and of the Board of Directors. Record books of stockholders' meetings shall be open at all reasonable times to the inspection of any stockholder. The Clerk shall notify the stockholders and directors of all meetings in accordance with the By-Laws.

         In the absence of the Clerk from any meeting of the stockholders or from any meeting of the directors, the Assistant Clerk, if one be elected, or, if there be more than one, the one designated for the purpose by the directors, and otherwise a temporary clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

         Any Assistant Clerk shall have such other powers and duties as the Board of Directors may decide.

         Section 7. VACANCIES. A vacancy in any office may be filled by the Board of Directors by the election of a successor to hold office for the unexpired term of the officer whose place is vacant and until his successor is chosen and qualified.


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         Section 8.   REMOVAL. All officers may be removed from their respective offices with or without cause by vote of a majority of the directors then in office. An officer may be removed for cause only after a reasonable notice and opportunity to be heard before the Board of Directors.

         Section 9. RESIGNATION. Any officer may at any time resign his office by delivering a written resignation to the Board of Directors, the President or the Clerk. Such resignation, unless a later date is specified therein, shall take effect upon receipt by the addressee or at the principal office of the corporation, and acceptance thereof shall not be necessary to make it effective.

         Section 10. SALARIES. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                                    ARTICLE V

                                  CAPITAL STOCK

         Section 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the form approved by the Board of Directors stating the number, class, and designation of series, if any, of the shares held by him. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is countersigned by a transfer agent, or by a registrar of transfers, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he was such officer at the time of its issue.

         Every certificate for shares of stock subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws, or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either in full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. If the corporation is authorized to issue more than one class or series of stock, every certificate issued shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualification and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.



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



         Section 2. TRANSFER. Shares of stock shall be transferred of record on the books of the corporation only upon the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed for transfer (or accompanied by a written assignment and power of attorney properly executed for transfer; and only upon compliance with provisions, if any, respecting restrictions on transfer contained in the Articles of Organization, these By-Laws or any agreement to which the corporation is a party. The corporation may require proof of the genuineness of the signature and the capacity of the party presenting the certificate for transfer.

         It shall be the duty of each stockholder to notify the corporation of his post office address and of his taxpayer identification number.

         Section 3. INTEREST NOT RECOGNIZED. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

         Section 4.   LOST, MUTILATED, OR DESTROYED CERTIFICATES. Subject to
Section 8-405 of the Massachusetts Uniform Commercial Code, as amended from time to time, the Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. It may, in its discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, with or without surety, sufficient in its opinion to indemnify the corporation against any loss, claim or expense which may arise by reason of the issuance of a new certificate in place of such lost, mutilated or destroyed stock certificate.

         Section 5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent or a registrar, or both, and require all stock certificates to bear the signature or facsimile thereof of any such transfer agent or registrar. Unless the Board of Directors shall appoint a transfer agent, registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued, and stock transfers. Subject to any other rules which may be adopted from time to time by the Board of Directors, such records may be kept solely in the stock certificate books.

         Section 6. SETTING RECORD DATE AND CLOSING TRANSFER RECORDS. The Board of Directors may fix in advance a time not more than sixty days before (i) the date of any meeting of the stockholders or (ii) the date for the payment of any dividend or the making of any distribution to stockholders or (iii) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right


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



to notice of, and to vote at such meeting or any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is fixed by the Board of Directors, only stockholders of record on such date shall have such rights notwithstanding any transfer of stock on the records of the corporation after such date. Without fixing such record ate, the Board of Directors may close the transfer records of the corporation for all or any part of such sixty-day period.

         If no record date is fixed and the transfer books are not closed, then the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors acts with respect thereto.

         Section 7. ISSUE OF STOCK. Unless otherwise voted by the stockholders, the whole or any party of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Board of Directors, in such manner, for such consideration and on such terms as the directors may determine.

                                   ARTICLE VI

                              INSPECTION OF RECORDS

         The original, or attested copies of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in the Commonwealth of Massachusetts at the principal office of the corporation, or at any office of its transfer agent or of the Clerk or of its resident agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not so secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

                                   ARTICLE VII

                   CHECKS, NOTES, DRAFTS AND OTHER INSTRUMENTS

         Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the directors to sign the same. No officer or


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



person shall sign any such instrument as aforesaid unless authorized by the directors to do so.

                                  ARTICLE VIII

                                   AMENDMENTS

         These By-Laws may be amended by vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, if notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Board of Directors, by a majority of their number then in office, may also make, amend or repeal these By-Laws, in whole or in part, except with respect to (a) the provisions of these By-Laws governing (i) the removal of directors and (ii) the amendment of these By-Laws and (b) any provision of these By-Laws which by law, the Articles of Organization or these By-Laws requires action by the stockholders.

         Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Board of Directors of any ByLaw, notice stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 1.   TRANSACTIONS WITH INTERESTED PARTIES.

                  (a) A director who has a financial, family or other interest in a contract or other transaction may be counted for purposes of establishing the existence of a quorum at a meeting of the Board of Directors (or of a committee of the Board of Directors) at which action with respect to the transaction is taken and may vote to approve the transaction and any related matters.

                  (b) A contract or other transaction in which a director or officer has a financial, family or other interest shall not be void or voidable for that reason, if any one of the following is met:

                      (1) The material facts as to the director's or officer's interest are disclosed or are known to the Board of Directors or committee of the Board of Directors acting on the transaction, and the Board of Directors or committee authorities, approves or ratifies the transaction by the affirmative vote of a majority of the disinterested directors (or, if applicable, the sole disinterested


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


         director) on the Board of Directors or committee, as the case may be, even though the disinterested directors be less than a quorum; or

                      (2) The material facts as to the director's or officer's interest are disclosed or are known to the holders of the shares of the corporation's capital stock then entitled to vote for directors and such holders, voting such shares as a single class, by a majority of the votes cast on the question, specifically authorize, approve or ratify the transaction; or

                      (3) The transaction was fair to the corporation as of the time it was entered into by the corporation.

         A failure to meet any of the requirements in subparagraphs (1), (2) or
(3) shall not create an inference that the transaction is void or voidable for that reason.

         Section 2. MASSACHUSETTS CONTROL SHARE ACQUISITION ACT. The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to the corporation.

         Section 3. EVIDENCE OF AUTHORITY. A certificate by the Clerk or an Assistant Clerk or a temporary Clerk as to any action taken by the stockholders, the Board of Directors, any committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

         Section 4. ARTICLE OF ORGANIZATION. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

         Section 5. SEVERABILITY. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

         Section 6. PRONOUNS. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.


                                          Approved as Amended and Restated by
                                          the Board of Directors on February 10,
                                          1999

                                          Approved as Amended and Restated by
                                          the Stockholders on February 17, 1999



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